Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “TR FINANCE LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A. D. 2019, AT 3:10 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
7709324 8100 SR# 20198114960	Authentication: 204035515 Date: 11-19-19
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 11/15/2019 FILED 03:10 PM 11/15/2019 SR 20198114960 - File Number 7705687	STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

TR FINANCE LLC

FIRST:	The name of the limited liability company formed hereby is TR Finance LLC.

SECOND:	The address of the registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, Zip Code 19808. The name of the registered agent at such address is Corporation Service Company.

THIRD:	The formation of this limited liability company is to become effective on November 15, 2019.

In Witness Whereof, the undersigned has executed this Certificate of Formation on this 15th day of November 2019.

By:	/s/ Helen V. Stamatiadis
Helen V. Stamatiadis Authorized Person